AGREEMENT, GENERAL RELEASE, WAIVER AND SETTLEMENT
               -------------------------------------------------

         CONSULT WITH A LAWYER BEFORE SIGNING THIS AGREEMENT. BY SIGNING
          THIS AGREEMENT YOU GIVE UP AND WAIVE IMPORTANT LEGAL RIGHTS.

           I, Catharine Bandel Wirtshafter, understand and, of my own free will, enter into this AGREEMENT AND GENERAL RELEASE ("AGREEMENT") with The Leslie Fay Company, Inc. and its wholly owned subsidiary Leslie Fay Marketing, Inc. (collectively referred to herein as the "COMPANY") and, in consideration of the severance and termination payment and benefit (collectively "termination benefit") described herein, agree as follows:

           1(a). The COMPANY and I agree that my employment with the COMPANY is to be terminated without cause, and that I have a right to receive, pursuant to my Employment Agreement, dated June 4, 1997, and for additional consideration, the following benefits, including a total lump sum payment of $159,287.22, payable within ten (10) days of signing this agreement, as detailed on Exhibit A attached hereto and having been adjusted as required by law.

           1(b). I further understand that I will continue to participate in all of the Company's Employee benefit plans provided in my Employment Agreement, for the period from January 1, 1998 through June 9, 1988, as detailed in Exhibit B attached hereto. Thereafter, I will be eligible to make a COBRA election to pay for the continuation of medical and dental benefits for eighteen months, or other applicable COBRA continuation period.

           1(c). I have been advised that the Board of Directors has resolved that I will be permitted to exercise 33% of 70,040 Stock Options, priced at $6.18, at any time between the effective date of this Agreement and the first anniversary thereof, pursuant to the Stock Option Agreement dated June 4, 1997, as amended by the Resolution of the Board of Directors, attached hereto as Exhibit C.

           2. I hereby confirm that my employment with the COMPANY terminated as of December 9, 1997, and I ceased being an employee and an officer of the COMPANY as of that date.

           3. I understand that this AGREEMENT does not constitute an admission by the COMPANY of any: (a) violation of any statute, law or regulation; (b) breach of contract, actual or implied; or (c) commission of any tort.

           4. I realize there are many laws and regulations prohibiting employment discrimination or otherwise regulating employment or claims related to employment pursuant to which I may have rights or claims. These include Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act of 1967, as amended (the "ADEA"); the


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Americans with  Disabilities  Act of 1990; the National Labor  Relations Act, as
amended; the Employee Retirement Income Security Act of 1974, as amended; the Civil Rights Act of 1991; the Worker Adjustment and Retraining Notification Act ("WARN"). 42 U.S.C. Section 1981 and federal, state, and local human rights, fair employment and other laws. I also understand there are other statutes and laws of contract and tort otherwise relating to my employment. I INTEND TO WAIVE AND RELEASE ANY RIGHTS OR CLAIMS I MAY HAVE UNDER THESE AND OTHER LAWS, BUT I DO NOT INTEND TO NOR AM I WAIVING ANY RIGHTS OR CLAIMS THAT MAY ARISE AFTER THE DATE I SIGN THIS AGREEMENT.

           5(a). In exchange for my receipt of all of the termination benefits provided for herein, including the COMPANY's release in paragraph 5(b), on behalf of myself, my heirs and personal representatives, I release and discharge the COMPANY from any and all charges, claims and actions arising out of my employment or the termination of my employment with the COMPANY, including but not limited to, any claims for attorney's fees and/or expenses. I hereby settle, waive and will immediately withdraw with prejudice any charges, claims and actions that I or persons acting on my behalf have brought before signing this AGREEMENT. I agree that I will not seek personal recovery from the COMPANY relating to the subject matter of this paragraph 5(a).

           5(b). In exchange for the execution of this release and other good and valuable consideration, the COMPANY releases and discharges me from any and all charges, claims and actions arising out of my employment or the termination of my employment with the COMPANY, including but not limited to, any claims for attorney's fees and/or expenses.

           5(c). As referred to in this paragraph, the COMPANY includes its parents, subsidiaries, affiliates and divisions and their respective successors and assigns and their directors, officers, representatives, shareholders, agents, employees and their respective heirs and personal representatives.

           6. This AGREEMENT shall be deemed to have been made within the County of New York, State of New York, and shall be interpreted and construed and enforced in accordance with the laws of the State of New York, and before the Courts of the State of New York, in the County of New York.

           7. I understand that this AGREEMENT may not affect the rights and responsibilities of the Equal Employment Opportunity Commission ("Commission") to enforce the ADEA, or used to justify interfering with the protected right of an employee to file a charge or participate in an investigation or proceeding conducted by the Commission under the ADEA.

           8(a). I understand that in addition to any other obligation I have pursuant to this AGREEMENT or otherwise, I will not in any capacity or manner whatsoever, either directly or indirectly, for a six (6) month period following the effective date of this AGREEMENT, solicit any person to leave the COMPANY.


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           8(b).  I further  understand  and agree that, I will not disclose any confidential information,  including without limitation,  information concerning
business  practices,   finances,   developments,   trade  secrets,  intellectual
property, designs, sketches, patterns, records, data and other proprietary information, which I had access to during my employment with the COMPANY.

           9(a). The provisions and terms (collectively "provisions") of this AGREEMENT are severable.

           9(b). In the event that one or more of the provisions of this AGREEMENT shall be ruled unenforceable or void, the provision(s) so affected shall be deemed amended and shall be construed so as to enable the provision(s) to be applied and enforced to the maximum lawful extent.

           9(c). My rights and the rights of the COMPANY referred to in this Paragraph 9(a) through (c) are in addition to any other rights or claims the parties may have, including, without limitation, any rights or claims one party may have against the other for breach of this AGREEMENT. Further, if either party breaches its release in paragraph 5, it shall pay all costs and expenses defending against the suit incurred by the other party.

           10. I will not at any time talk about, write about or otherwise publicize the terms or existence of this AGREEMENT or any fact concerning its negotiation, execution or implementation, except in the course of obtaining legal and/or tax advice or to enforce the terms of this Agreement. I will not testify or give evidence in any forum concerning my affiliation or employment with the COMPANY unless required by law or requested in writing by an authorized official of the COMPANY. Notwithstanding the foregoing, if I am requested in writing to do so by an authorized official of the COMPANY, I will reasonably cooperate with the COMPANY in any investigation it may conduct in connection with any events which occurred while I was an employee of the COMPANY.

           11. The COMPANY agrees to provide me with a letter of reference as attached hereto as Exhibit D. In addition, the COMPANY also agrees to release a statement in the form attached hereto as Exhibit E, regarding my employment and the termination thereof. The COMPANY also agrees that it shall not authorize anyone to make or publish any statements which are materially inconsistent with those contained in Exhibits D or E.

           12. The COMPANY agrees to continue in full force and effect my rights to indemnification and insurance under the COMPANY's Directors and Officers Insurance Policies as may be applicable for my actions or inactions while I was employed by the COMPANY, as in effect on December 9, 1997. Furthermore, nothing contained in this Agreement shall affect or impair my right to such indemnity or insurance pursuant to my Employment Agreement, the COMPANY's Certificate of Incorporation and By Laws, or under applicable law.


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


           13. I understand that if I breach this AGREEMENT, in whole or in part, the COMPANY will suffer irreparable harm for which it may have no adequate remedy at law. I therefore consent without limiting any other rights the COMPANY may have, to enforcement of any provision or provisions of this AGREEMENT by the COMPANY by means of injunctive relief.

           14. I was given a copy of this AGREEMENT on December 9, 1997. I have had an opportunity to consult an attorney and any other advisor(s) of my choosing before signing it and was given a period of at least twenty one (21) days, which is a reasonable period of time, within which to consider this AGREEMENT. I acknowledge that in signing this AGREEMENT, I have relied only on the promises written in this AGREEMENT and not on any other promise made by the COMPANY.

           15. I have seven (7) days to revoke this AGREEMENT after I sign it. This AGREEMENT will not become effective or enforceable until (7) days after the COMPANY has received my signed copy of this AGREEMENT.

           16. This AGREEMENT may not be modified or changed orally.

PLEASE WRITE THE FOLLOWING IN THE SPACE PROVIDED IF IT IS TRUE:

           I have read this AGREEMENT, GENERAL RELEASE, WAIVER AND SETTLEMENT and I understand all of its terms. I enter into and sign this AGREEMENT knowingly and voluntarily, with full knowledge of what it means.


            I have read this agreement, general release, waiver and settlement and I understand all of its terms. I enter into and sign this agreement knowingly and voluntarily, with full knowledge of what it means.





By:   /s/Warren Wishart                          /s/Catherine Bandel Wirtshafter
      -----------------                          -------------------------------
      COMPANY's Representative                   EMPLOYEE's Signature


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